Exhibit 3.1

State of Delaware Secretary of State Division of Corporations Delivered 11:22 AM 05/29/2018 FILED 10:22 AM 05/29/2018 SR 20184473347 - File Number 5991629

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

TRIDENT ACQUISITIONS CORP.

Pursuant to Section 245 of the

Delaware General Corporation Law

Trident Acquisitions Corp., a corporation existing under the laws of the State of Delaware (the “Corporation”), by its Chief Executive Officer, hereby certifies as follows:

1. The name of the corporation is Trident Acquisitions Corp. (hereinafter called the “Corporation’).

2. The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on March 17, 2016.

3. This Amended Restated Certificate of Incorporation restates, integrates and amends the Certificate of Incorporation of the Corporation.

4. This Amended and Restated Certificate of Incorporation was duly adopted by the written consent of the directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 141(f), 228, 242 and 245 of the General Corporation Law of the State of Delaware (“GCL”).

5. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in full as follows:

FIRST: The name of the corporation is Trident Acquisitions Corp. (hereinafter called the “Corporation”).

SECOND: The registered office of the Corporation is to be located at 28 Old Rudnick Lane, in the City of Dover, in the County of Kent, in the State of Delaware 19901. The name of its registered agent at that address is Corpl, Inc.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware (“GCL”).

FOURTH: The name and mailing address of the incorporator is: Jaszick Maldonado, c/o Loeb & Loeb LLP, 345 Park Avenue, New York NY 10154.

FIFTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 101,000,000, of which 100,000,000 shares shall be common stock of the par value $.001 per share (“Common Stock”) and 1,000,000 shares shall be preferred stock of the par value of $.001 per share (“Preferred Stock”).

A. Preferred Stock. The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

B. Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

SIXTH: This Article Sixth shall apply during the period commencing upon the filing of this Certificate of Incorporation and terminating upon the consummation of any “Business Combination” (as defined below). A “Business Combination” shall mean any merger, capital stock exchange, asset, stock purchase, reorganization or other similar business combination involving the Corporation and one or more businesses or entities (“Target Business”), or entering into contractual arrangements that give the Corporation control over such a Target Business, and, if the Corporation is then listed on a national securities exchange, the Target Business has a fair market value equal to at least 80% of the balance in the Trust Fund (defined below), less any deferred underwriting commissions and taxes payable on interest earned, at the time of signing a definitive agreement in connection with the initial Business Combination. “IPO Shares” shall mean the shares sold pursuant to the registration statement on Form S-l (“Registration Statement”) filed with the Securities and Exchange Commission (“Commission”) in connection with the Corporation’s initial public offering (“IPO”).

A. The Corporation may not consummate a Business Combination unless its Board of Directors unanimously approves the Business Combination. Prior to the consummation of a Business Combination, the Corporation shall either (i) submit any Business Combination to its holders of Common Stock for approval (“Proxy Solicitation”) pursuant to the proxy rules promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”), or (ii) provide its holders of IPO Shares with the opportunity to sell their shares to the Corporation by means of a tender offer (“Tender Offer”).

B. If the Corporation engages in a Proxy Solicitation with respect to a Business Combination, the Corporation will consummate the Business Combination only if a majority of the then outstanding shares of Common Stock present and entitled to vote at the meeting to approve the Business Combination are voted for the approval of such Business Combination.

C. In the event that a Business Combination is consummated by the Corporation or the Corporation holds a vote of its stockholders to amend its Certificate of Incorporation, any holder of IPO Shares who (i) voted on the proposal to approve such Business Combination or amend the Certificate of Incorporation, whether such holder voted in favor or against such Business Combination or amendment, and followed the procedures contained in the proxy materials to perfect the holder’s right to convert the holder’s IPO Shares into cash, if any, or (ii) tendered the holder’s IPO Shares as specified in the tender offer materials therefore, shall be entitled to receive the Conversion Price (as defined below) in exchanges for the holder’s IPO Shares. The Corporation shall, promptly after consummation of the Business Combination or the filing of the amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, convert such shares into cash at a per share price equal to the quotient determined by dividing (i) the amount then held in the Trust Fund (as defined below) less any income taxes owed on such funds but not yet paid, calculated as of two business days prior to the consummation of the Business Combination or the filing of the amendment, as applicable, by (ii) the total number of IPO Shares then outstanding (such price being referred to as the “Conversion Price”). “Trust Fund” shall mean the trust account established by the Corporation at the consummation of its IPO and into which the amount specified in Registration Statement is deposited. Notwithstanding the foregoing, a holder of IPO Shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) (“Group”) with, will be restricted from demanding conversion in connection with a proposed Business Combination with respect to 20.0% or more of the IPO Shares. Accordingly, all IPO Shares beneficially owned by such holder or any other person with whom such holder is acting in concert or as a Group with in excess of 20.0% or more of the IPO Shares will remain outstanding following consummation of such Business Combination in the name of the stockholder and not be converted.

D. The Corporation will not consummate any Business Combination unless it has net tangible assets of at least $5,000,001 upon consummation of such Business Combination.

E. In the event that the Corporation does not consummate a Business Combination by 18 months from the consummation of the IPO (the “Termination Date”), the Corporation shall (i) cease all operations except for the purposes of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter redeem 100% of the IPO Shares for cash for a redemption price per share as described below (which redemption will completely extinguish such holders’ rights as stockholders, including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to approval of the Corporation’s then stockholders and subject to the requirements of the GCL, including the adoption of a resolution by the Board of Directors pursuant to Section 275(a) of the GCL finding the dissolution of the Corporation advisable and the provision of such notices as are required by said Section 275(a) of the GCL, dissolve and liquidate the balance of the Corporation’s net assets to its remaining stockholders, as part of the Corporation’s plan of dissolution and liquidation, subject (in the case of (ii) and (iii) above) to the Corporation’s obligations under the GCL to provide for claims of creditors and other requirements of applicable law. In such event, the per-share redemption price shall be equal to a pro rata share of the Trust Account plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Corporation for its working capital requirements or necessary to pay its taxes divided by the total number of IPO Shares then outstanding.

F. A holder of IPO Shares shall only be entitled to receive distributions from the Trust Fund in the event (i) he demands conversion of his shares in accordance with paragraph C above or (ii) that the Corporation has not consummated a Business Combination by the Termination Date as described in paragraph E above. In no other circumstances shall a holder of IPO Shares have any right or interest of any kind in or to the Trust Fund.

G. Prior to a Business Combination, the Board of Directors may not issue (i) any shares of Common Stock or any securities convertible into Common Stock; or (ii) any securities which participate in or are otherwise entitled in any manner to any of the proceeds in the Trust Fund or which vote as a class with the Common Stock on a Business Combination.

H. The Board of Directors shall be divided into three classes: First Class, Second Class and Third Class. The number of directors in each class shall be as nearly equal as possible, At the first election of directors by the incorporator, the incorporator shall elect a Third Class director for a term expiring at the Corporation’s third Annual Meeting of Stockholders. The Third Class director shall then appoint additional First Class, Second Class and Third Class directors, as necessary. The directors in First Class shall be elected for a term expiring at the first Annual Meeting of Stockholders, the directors in Second Class shall be elected for a term expiring at the second Annual Meeting of Stockholders and the directors in Third Class shall be elected for a term expiring at the third Annual Meeting of Stockholders. Commencing at the first Annual Meeting of Stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Except as the GCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s Bylaws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified or until his or her earlier resignation, removal or death. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his or her successor shall have been elected and qualified.

SEVENTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. Election of directors need not be by ballot unless the by-laws of the Corporation so provide.

B. The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the by-laws of the Corporation as provided in the by-laws of the Corporation.

C. The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors’ interests, or for any other reason.

D. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate of Incorporation, and to any bylaws from time to time made by the stockholders; provided, however, that no bylaw so made shall invalidate any prior act of the directors which would have been valid if such bylaw had not been made.

EIGHTH:

A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B. The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

C. Notwithstanding the foregoing provisions of this Article Eighth, no indemnification nor advancement of expenses will extend to any claims made by the Company’s officers and directors to cover any loss that such individuals may sustain as a result of such individuals’ agreement to pay debts and obligations to target businesses or vendors or other entities that are owed money by the Corporation for services rendered or contracted for or products sold to the Corporation, as described in the Registration Statement.

NINTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by Vadim Komissarov, its President, as of the 29th day of May, 2018.

/s/ Vadim Komissarov
Vadim Komissarov, President

State of Delaware Secretary of State Division of Corporations Delivered 02:11 PM 11/27/2019 FILED 02:11 PM 11/27/2019 SR 20198342297 - File Number 5991629

AMENDMENT TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
TRIDENT ACQUISITIONS CORP.

November 27, 2019

Trident Acquisitions Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the Corporation is “Trident Acquisitions Corp.” The original certificate of incorporation was filed with the Secretary of State of the State of Delaware on March 17, 2016 (the “Original Certificate”). The Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”) was filed with the Secretary of State of the State of Delaware on May 29, 2018.

2. This Amendment to the Amended and Restated Certificate of Incorporation amends the Amended and Restated Certificate.

3. This Amendment to the Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation and the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4. The text of Paragraph E of Article SIXTH is hereby amended and restated to read in full as follows:

“E. In the event that the Corporation does not consummate a Business Combination by (i) 12 months from the consummation of the IPO or (ii) up to 24 months from the consummation of the IPO if the Corporation elects to extend the amount of time to complete a Business Combination in accordance with the terms of the Investment Management Trust Agreement between the Corporation and Continental Stock Transfer & Trust Company (in either case, such date being referred to as the “Termination Date”), the Corporation shall (i) cease all operations except for the purposes of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter redeem 100% of the IPO Shares for cash for a redemption price per share as described below (which redemption will completely extinguish such holders’ rights as stockholders, including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to approval of the Corporation’s then stockholders and subject to the requirements of the GCL, including the adoption of a resolution by the Board of Directors pursuant to Section 275(a) of the GCL finding the dissolution of the Corporation advisable and the provision of such notices as are required by said Section 275(a) of the GCL, dissolve and liquidate the balance of the Corporation’s net assets to its remaining stockholders, as part of the Corporation’s plan of dissolution and liquidation, subject (in the case of (ii) and (iii) above) to the Corporation’s obligations under the GCL to provide for claims of creditors and other requirements of applicable law. In such event, the per-share redemption price shall be equal to a pro rata share of the Trust Account plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Corporation for its working capital requirements or necessary to pay its taxes divided by the total number of IPO Shares then outstanding.”

IN WITNESS WHEREOF, Trident Acquisitions Corp. has caused this Amendment to the Amended and Restated Certificate to be duly executed in its name and on its behalf by an authorized officer as of the date first set above.

TRIDENT ACQUISITIONS CORP.

By:	/s/ Vadim Komissarov
Name:	Vadim Komissarov
Title:	President

State of Delaware Secretary of State Division of Corporations Delivered 06:27 PM 05/29/2020 FILED 06:27 PM 05/29/2020 SR 20205215989 - File Number 5991629

2ND AMENDMENT TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
TRIDENT ACQUISITIONS CORP.

May 29, 2020

Trident Acquisitions Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the Corporation is “Trident Acquisitions Corp.” The original certificate of incorporation was filed with the Secretary of State of the State of Delaware on March 17, 2016 (the “Original Certificate”). The Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”) was filed with the Secretary of State of the State of Delaware on May 29, 2018. The First Amendment to the Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 27, 2019 (the “First Amendment”).

2. This 2nd Amendment to the Amended and Restated Certificate of Incorporation amends the Amended and Restated Certificate, as amended by the First Amendment.

3. This 2nd Amendment to the Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation and the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4. The text of Paragraph E of Article SIXTH is hereby amended and restated to read in full as follows:

“E. In the event that the Corporation does not consummate a Business Combination by (i) 12 months from the consummation of the IPO or (ii) up to 27 months from the consummation of the IPO if the Corporation elects to extend the amount of time to complete a Business Combination in accordance with the terms of the Investment Management Trust Agreement between the Corporation and Continental Stock Transfer & Trust Company (in either case, such date being referred to as the “Termination Date”), the Corporation shall (i) cease all operations except for the purposes of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter redeem 100% of the IPO Shares for cash for a redemption price per share as described below (which redemption will completely extinguish such holders’ rights as stockholders, including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to approval of the Corporation’s then stockholders and subject to the requirements of the GCL, including the adoption of a resolution by the Board of Directors pursuant to Section 275(a) of the GCL finding the dissolution of the Corporation advisable and the provision of such notices as are required by said Section 275(a) of the GCL, dissolve and liquidate the balance of the Corporation’s net assets to its remaining stockholders, as part of the Corporation’s plan of dissolution and liquidation, subject (in the case of (ii) and (iii) above) to the Corporation’s obligations under the GCL to provide for claims of creditors and other requirements of applicable law. In such event, the per-share redemption price shall be equal to a pro rata share of the Trust Account plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Corporation for its working capital requirements or necessary to pay its taxes divided by the total number of IPO Shares then outstanding.”

IN WITNESS WHEREOF, Trident Acquisitions Corp. has caused this Amendment to the Amended and Restated Certificate to be duly executed in its name and on its behalf by an authorized officer as of the date first set above.

TRIDENT ACQUISITIONS CORP.

By:	/s/ Vadim Komissarov
Name:	Vadim Komissarov
Title:	President

State of Delaware Secretary of State Division of Corporations Delivered 10:46 AM 09/01/2020 FILED 10:46 AM 09/01/2020 SR 20207044456 - File Number 5991629

3RD AMENDMENT TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
TRIDENT ACQUISITIONS CORP.

SEPTEMBER 1, 2020

Trident Acquisitions Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the Corporation is “Trident Acquisitions Corp.” The original certificate of incorporation was filed with the Secretary of State of the State of Delaware on March 17, 2016 (the “Original Certificate”). The Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”) was filed with the Secretary of State of the State of Delaware on May 29, 2018. The First Amendment to the Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 27, 2019 (the “First Amendment”). The Second Amendment to the Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 29, 2020 (the “Second Amendment”).

2. This 3rd Amendment to the Amended and Restated Certificate of Incorporation amends the Amended and Restated Certificate, as amended by the First Amendment and the Second Amendment.

3. This 3rd Amendment to the Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation and the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4. The text of Paragraph E of Article SIXTH is hereby amended and restated to read in full as follows:

“E. In the event that the Corporation does not consummate a Business Combination by December 1, 2020 (the “Termination Date”), the Corporation shall (i) cease all operations except for the purposes of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter redeem 100% of the IPO Shares for cash for a redemption price per share as described below (which redemption will completely extinguish such holders’ rights as stockholders, including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to approval of the Corporation’s then stockholders and subject to the requirements of the GCL, including the adoption of a resolution by the Board of Directors pursuant to Section 275(a) of the GCL finding the dissolution of the Corporation advisable and the provision of such notices as are required by said Section 275(a) of the GCL, dissolve and liquidate the balance of the Corporation’s net assets to its remaining stockholders, as part of the Corporation’s plan of dissolution and liquidation, subject (in the case of (ii) and (iii) above) to the Corporation’s obligations under the GCL to provide for claims of creditors and other requirements of applicable law. In such event, the per-share redemption price shall be equal to a pro rata share of the Trust Account plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Corporation for its working capital requirements or necessary to pay its taxes divided by the total number of IPO Shares then outstanding.”

IN WITNESS WHEREOF, Trident Acquisitions Corp. has caused this 3rd Amendment to the Amended and Restated Certificate to be duly executed in its name and on its behalf by an authorized officer as of the date first set above.

TRIDENT ACQUISITIONS CORP.

By:	/s/ Vadim Komissarov
Name:	Vadim Komissarov
Title:	President

State of Delaware Secretary of State Division of Corporations Delivered 04:21 PM 12/01/2020 FILED 04:21 PM 12/01/2020 SR 20208527679 - File Number 5991629

4TH AMENDMENT TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION OF
TRIDENT ACQUISITIONS CORP.

DECEMBER 1, 2020

Trident Acquisitions Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the Corporation is “Trident Acquisitions Corp.” The original certificate of incorporation was filed with the Secretary of State of the State of Delaware on March 17, 2016 (the “Original Certificate”). The Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate”) was filed with the Secretary of State of the State of Delaware on May 29, 2018. The First Amendment to the Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on November 27,2019 (the “First Amendment”). The Second Amendment to the Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 29, 2020 (the “Second Amendment”). The Third Amendment to the Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 1, 2020 (the “Third Amendment”).

2. This 4th Amendment to the Amended and Restated Certificate of Incorporation amends the Amended and Restated Certificate, as amended by the First Amendment, the Second Amendment and the Third Amendment.

3. This 4th Amendment to the Amended and Restated Certificate of Incorporation was duly adopted by the Board of Directors of the Corporation and the stockholders of the Corporation in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4. The text of Paragraph E of Article SIXTH is hereby amended and restated to read in full as follows:

“E. In the event that the Corporation does not consummate a Business Combination by March 1, 2021, or, if further extended for an additional three months by approval of the Corporation’s Board of Directors, by June 1,2021 (the applicable date being the “Termination Date”), the Corporation shall (i) cease all operations except for the purposes of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter redeem 100% of the IPO Shares for cash for a redemption price per share as described below (which redemption will completely extinguish such holders’ rights as stockholders, including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to approval of the Corporation’s then stockholders and subject to the requirements of the GCL, including the adoption of a resolution by the Board of Directors pursuant to Section 275(a) of the GCL finding the dissolution of the Corporation advisable and the provision of such notices as are required by said Section 275(a) of the GCL, dissolve and liquidate the balance of the Corporation’s net assets to its remaining stockholders, as part of the Corporation’s plan of dissolution and liquidation, subject (in the case of (ii) and (iii) above) to the Corporation’s obligations under the GCL to provide for claims of creditors and other requirements of applicable law (“Dissolve”). In such event, the per-share redemption price shall be equal to a pro rata share of the Trust Account plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Corporation for its working capital requirements or necessary to pay its taxes divided by the total number of IPO Shares then outstanding. In the event that the Corporation does not timely make all additional deposits into its Trust Account as required by the Corporation’s investment management trust agreement entered into at the time of the IPO, as amended, the Corporation shall Dissolve.”

IN WITNESS WHEREOF, Trident Acquisitions Corp, has caused this Amendment to the Amended and Restated Certificate to be duly executed in its name and on its behalf by an authorized officer as of the date first set above.

TRIDENT ACQUISITIONS CORP.

By:	/s/ Vadim Komissarov
Name:	Vadim Komissarov
Title:	Chief Executive Officer